As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DICE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-2286244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 East Jamie Court, Suite 300

South San Francisco, CA 94080

(650) 566-1402

(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plans)

J. Kevin Judice, Ph.D.

Chief Executive Officer

DICE Therapeutics, Inc.

400 East Jamie Court, Suite 300

South San Francisco, CA 94080

(650) 566-1402

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Amanda L. Rose, Esq. Matthew S. Rossiter, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Mary Riley General Counsel DICE Therapeutics, Inc. 400 East Jamie Court, Suite 300 South San Francisco, CA 94080 (650) 566-1402

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION

DICE Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,385,384 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”) pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2021 EIP and (b) 477,076 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2021 ESPP.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on March 28, 2022 (Registration No. 333-263901) and September 15, 2021 (Registration No. 333-259565), to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 15, 2023 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40291) filed on September 10, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Fenwick & West LLP, counsel to the Registrant, beneficially owns an aggregate of less than 0.1% of shares of the Registrant’s capital stock.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation.	10-Q	001-40291	3.1	11/12/2021

4.2	Restated Bylaws.	8-K	001-40794	3.1	11/17/2022

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2021 Equity Incentive Plan.	S-1/A	333-259061	10.3	9/09/2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-259061	10.4	9/09/2021

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 15th day of March, 2023.

DICE THERAPEUTICS, INC.

By:	/s/ J. Kevin Judice, Ph.D.
J. Kevin Judice, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Kevin Judice, Scott Robertson and Mary Riley, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ J. Kevin Judice, Ph.D.	Chief Executive Officer and Director	March 15, 2023
J. Kevin Judice, Ph.D.	(Principal Executive Officer)

/s/ Scott Robertson	Chief Business and Financial Officer	March 15, 2023
Scott Robertson	(Principal Financial and Accounting Officer)

/s/ Richard Scheller, Ph.D.	Chairman of the Board and Director	March 15, 2023
Richard Scheller, Ph.D.

/s/ Lisa Bowers	Director	March 15, 2023
Lisa Bowers

/s/ Mittie Doyle, M.D.	Director	March 15, 2023
Mittie Doyle, M.D.

/s/ Jim Scopa	Director	March 15, 2023
Jim Scopa

/s/ Jake Simson, Ph.D.	Director	March 15, 2023
Jake Simson, Ph.D.

/s/ Sharon Tetlow	Director	March 15, 2023
Sharon Tetlow